Exhibit 10.33

BWAY HOLDING COMPANY

2007 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSES

The purpose of this Plan (as such term and any other capitalized terms used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by (a) motivating superior performance by means of service- and performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent.

ARTICLE II

DEFINITIONS

2.1 Certain Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth below:

Adjustment Event: shall mean (i) any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock, (ii) any recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares affecting the Common Stock, (iii) or any issuance of any warrants or rights offering (other than any such issuance or offering under the Plan) to purchase Common Stock at a price materially below Fair Market Value, or (iv) any other similar event affecting the Common Stock.

“Affiliate” means, with respect to any person, any other person controlled by, controlling or under common control with such person.

“Alternative Award” has the meaning given in Section 9.2.

“Award” means any Option, Stock Appreciation Right, Performance Stock, Performance Stock Unit, Performance Unit, Restricted Stock, Restricted Stock Unit, or Deferred Stock granted pursuant to the Plan, including an Award combining two or more types in a single grant.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (i) the refusal or neglect of the Participant to perform substantially his or her employment-related duties, which has not been cured within twenty (20) calendar days after a written demand for substantial performance is delivered to such Participant, (ii) the Participant’s willful misconduct or breach of fiduciary duty, (iii) the Participant’s conviction of or entering a plea of guilty or nolo contendere (or any applicable equivalent thereof) to a crime constituting a felony (or a crime or offense of equivalent magnitude in any jurisdiction) or his or her willful violation of any other law, rule, or regulation (other than a traffic violation or other offense or violation outside of the course of employment which in no way adversely affects the Company or any Subsidiary or its reputation or the ability of the Participant to perform his or her employment related duties or to represent the Company or any Subsidiary) or (iv) the material breach by the Participant of any covenant or agreement with the Company or any Subsidiary, or any written policy of the Company or any Subsidiary, not to disclose any information pertaining to the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary, which, in the case of a covenant, agreement or policy not to compete or interfere with the Company or any Subsidiary, has not been cured within twenty (20) calendar days after a written demand for substantial performance of such covenant, agreement or policy is delivered to such Participant; provided that, with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Cause” shall have the meaning specified in such Participant’s employment agreement.

“Change in Control” means the first occurrence of any of the following events after the effective date of the Plan:

(a) the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries or the Kelso Entities, of 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(b) within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (b);

(c) the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company, immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

(d) the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; and

(e) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company or the Kelso Entities.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

“Change in Control Price” means the price per share on a fully-diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board which is intended to consist solely of two or more (i) “outside directors” within the meaning of Treas. Reg. Sec. 1.162-27 promulgated under section 162(m) of the Code and any successor regulation, (ii) “Non-Employee Directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act and, and (iii) independent directors under the rules of the New York Stock Exchange.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means BWAY Holding Company, a Delaware corporation, and any successor thereto.

“Deferred Annual Amount” has the meaning given in Section 8.1.

“Deferred Stock” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time.

“Dividend Equivalents” means an amount equal to any dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award.

“Disability” means a Participant’s incapacity due to reasonably documented physical or mental illness that shall have prevented such Participant from performing his duties for the Company on a full-time basis for more than six months and within 30 days after written notice of termination has been given to such Participant, such Participant shall not have returned to the full time performance of his duties. The date of termination in the case of a termination due to “Disability” shall be deemed to be the last day of the aforementioned 30-day period. Notwithstanding the foregoing, (i) with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Disability” shall have the meaning, if any, assigned to such term or substantially similar terms in such Participant’s employment agreement and (ii) in the event a Participant whose employment with the Company terminates due to Disability continues to serve as a director of or a consultant to the Company, such Participant’s employment with the Company shall not be deemed to have terminated for purposes of the Plan or any Award Agreement evidencing Awards granted to such Participant until the date as of which such Participant’s services as a director of and consultant to the Company shall have also terminated.

“Employee” means any non-employee director, officer or employee of, or any natural person who is a consultant or advisor to, the Company or any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Executive Officer” means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

“Fair Market Value” means, as of any date, the closing price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the date as of which such Fair Market Value is determined. If there are no Common Stock transactions reported the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported.

“Incumbent Director” means with respect to any period of time specified under the Plan for purposes of determining a Change in Control, the persons who were members of the Board at the beginning of such period.

“ISOs” has the meaning given in Section 5.1(a).

“Kelso” means Kelso Investment Associates VI, L.P.

“Kelso Entities” means collectively, Kelso and KEP VI, LLC.

“New Employer” means a Participant’s employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

“NSOs” has the meaning given in Section 5.1(a).

“Option” means the right granted to a Participant pursuant to the Plan to purchase a stated number of shares of Common Stock at a stated price for a specified period of time.

“Participant” means any Employee or prospective Employee designated by the Committee to receive an Award under the Plan.

“Performance Period” means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved.

“Performance Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

“Performance Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

“Performance Unit” means a Participant’s contractual right to receive a cash-denominated award, payable in cash or shares of Common Stock, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

“Permitted Transferee” has the meaning given in Section 12.1.

“Plan” means this BWAY Holding Company 2007 Omnibus Incentive Plan, as the same may be amended from time to time.

“Replacement Award” means an Award made to employees of companies acquired by the Company to replace incentive awards and opportunities held by such employees prior to such acquisition.

“Restricted Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

“Restricted Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

“Restriction Period” means the period during which any Performance Stock, Performance Stock Units, Performance Units, Restricted Stock or Restricted Stock Units, as the case may be, are subject to forfeiture and/or restriction on transfer pursuant to the terms of the Plan.

“Retained Awards” has the meaning given in Section 6.6.

“Retirement” means, except as otherwise defined in an Award Agreement, the termination of a Participant’s employment with the Company or any Subsidiary on or after the date the Participant attains age 65. Notwithstanding the foregoing, (i) with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, “Retirement” shall have the meaning, if any, specified in such Participant’s employment agreement and (ii) in the event a Participant whose employment with the Company terminates due to Retirement continues to serve as a director of or a consultant to the Company, such Participant’s employment with the Company shall not be deemed to have terminated for purposes of the Plan or any Award Agreement evidencing Awards granted to such Participant until the date as of which such Participant’s services as a director of and consultant to the Company shall have also terminated, at which time the Participant shall be deemed to have terminated employment due to retirement.

“Stock Appreciation Right” means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified base price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Common Stock.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III

POWERS OF THE COMMITTEE

3.1 Eligibility and Participation. Participants in the Plan shall be those Employees designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

3.2 Power to Grant and Establish Terms of Options. The Committee shall have the authority, subject to the terms of the Plan, to determine the Employees to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, but not limited to, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

3.3 Administration. The Committee shall be responsible for the administration of the Plan. Any Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan, shall, to the greatest extent permitted by law, be within its sole and absolute discretion and shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto.

3.4 Delegation by the Committee. The Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any officer or group of officers of the Company or its affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers. Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Executive Officers.

3.5 Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Stock) or covenants in favor of the Company and/or one or more Subsidiaries or affiliates thereof (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

3.6 Participants Based Outside the United States. In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.

ARTICLE IV

STOCK SUBJECT TO PLAN

4.1 Number. Subject to the provisions of this Article IV, the maximum number of shares of Common Stock available for Awards under the Plan shall not exceed 1,100,000 shares of Common Stock.1 The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

4.2 Canceled, Terminated, or Forfeited Awards, etc. Shares subject to any Award granted hereunder that for any reason is canceled, terminated, forfeited, or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall be available for grant under the Plan, subject to the maximum limitation specified in Section 4.1. Without limiting the generality of Section 4.1 hereof, (i) shares of Common Stock tendered by a Participant to pay the exercise price of any Options or to satisfy any tax withholding obligations pursuant to Section 12.4 shall be available for grant under the Plan, (ii) shares of common stock withheld by the company to satisfy any tax withholding obligations pursuant to Section 12.4 or to pay the exercise price of any Options shall again be available for grant under the Plan and, (iii) shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to an Adjustment Event or Change in Control (i.e., Alternative Awards), or issued in connection with Replacement Awards, shall not reduce the maximum limitation specified in Section 4.1. For purposes of this Article IV, if a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered on such exercise, the number of shares of Common Stock subject to the tandem Option and Stock Appreciation Right award shall only be taken into account once (and not as to both awards).

4.3 Individual Award Limitations. Subject to the provisions of Sections 4.2 and 4.4, the following individual Award limits shall apply:

(a) During the term of the Plan, the maximum number of shares of Common Stock available for grant as ISOs pursuant to the Plan shall not exceed the maximum limitation specified in Section 4.1;

(b) During any 36-month period, no Participant shall receive Options or Stock Appreciation Rights covering more than 400,000 shares of Common Stock;2

(c) During any 36-month period, no Participant shall receive any Awards that are subject to performance measures covering more than 400,000 shares of Common

[1]	Following the 1.87081603410564-for-1 stock split: 2,057,898.
[2]	Following the stock split: 748,326 shares.

Stock;3 provided that this number of shares of Common Stock shall be proportionately adjusted on a straight-line basis for Performance Periods of shorter or longer duration, not to exceed five years; and

(d) During any 36-month Performance Period, no Participant shall receive any Awards that are payable in cash of more than $20,000,000; provided that this dollar amount shall be proportionately adjusted on a straight-line basis for Performance Periods of shorter or longer duration, not to exceed five years.

4.4 Adjustment in Capitalization. In the event of any Adjustment Event affecting the Common Stock, the Committee shall adjust to reflect such Adjustment Event any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number.

4.5 Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

ARTICLE V

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 Options

(a) Grant. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options pursuant to this Plan may be of two types: (i) “incentive stock options” within the meaning of section 422 of the Code (“ISOs”) and (ii) non-statutory stock options (“NSOs”), which are not ISOs. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. Each Option shall be evidenced by an Award Agreement that shall specify the

[3]	Following the stock split: 748,326 shares.

type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option or any portion thereof shall become vested or exercisable, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. For the avoidance of doubt, ISOs may only be granted to Employees who are treated as common law employees of the Company or any Subsidiary Corporation (as defined in section 424(f) of the Code).

(b) Exercise Price. Each Option granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided that, except in the case of Replacement Awards, such per share exercise price may not be less than the Fair Market Value of one share of Common Stock on the Option grant date.

(c) Exercisability. Each Option awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided that, except as otherwise provided in this Plan, no Option shall become exercisable prior to a Participant’s completion of one year of service to the Company or any Subsidiary. No Option shall be exercisable on or after the tenth anniversary of its grant date. Except as otherwise provided in the Plan, the applicable Award Agreement or as determined by the Committee at or after the grant date, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option and, until such time, may be exercised from time to time in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

(d) Payment. The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of exercise thereof be given and that the exercise price thereof be paid in full at the time of exercise (i) in cash or cash equivalents, including by personal check, or (ii) in accordance with such other procedures or in such other forms as the Committee shall from time to time determine. The exercise price of any Options exercised may be paid in full or in part in the form of shares of Common Stock.

5.2 Stock Appreciation Rights.

(a) Grant. Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may granted on a freestanding basis, not related to any Option. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine in its sole discretion. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

(b) Exercise. Stock Appreciation Rights awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided that, except as otherwise provided in this Plan, no Stock Appreciation Right shall become exercisable prior to a Participant’s completion of one year of service to the Company or any Subsidiary. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Common Stock, and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

(c) Settlement. Subject to Section 12.4, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or a combination of shares of Common Stock and cash having an aggregate value equal to such amount, determined by multiplying:

(i) any increase in the Fair Market Value of one share of Common Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right (except if awarded in tandem with a NSO but after the grant date of such NSO, then not less than the exercise price of such NSO), by

(ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised;

provided that on the grant date, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

5.3 Termination of Employment. Unless otherwise determined by the Committee:

(a) Retirement, Death, Disability or Without Cause. If a Participant’s employment with the Company or any Subsidiary terminates by reason of Retirement, death, Disability or by the Company without Cause, any Options and Stock Appreciation Rights granted to such Participant which, on or prior to the date of such termination, have become exercisable, may be exercised by the Participant (or the Participant’s designated beneficiary, as applicable) at any time prior to the first anniversary of the Participant’s termination of employment or the expiration of the term of the Options and Stock Appreciation Rights, whichever period is shorter.

(b) For Cause. If a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all Options and Stock Appreciation Rights granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and canceled.

(c) For Any Other Reason. If a Participant’s employment with the Company or any Subsidiary terminates for any reason other than one described in clauses (a) or (b), any Options and Stock Appreciation Rights granted to such Participant which, on or prior to the date of such termination, have become exercisable, may be exercised at any time during the 60 day period following the Participant’s termination of employment or the expiration of the term of such Options and Stock Appreciation Rights, whichever period is shorter.

(d) Termination of Options and Stock Appreciation Rights. Upon the termination of a Participant’s employment, any Options and Stock Appreciation Rights that are not then exercisable shall terminate and be canceled effective upon the date of such termination.

5.4 Committee Discretion. Notwithstanding anything to the contrary contained in this Article V, the Committee may, after the date of grant, accelerate or waive any conditions to the exercisability of any Option or Stock Appreciation Right granted under the Plan, and may permit all or any portion of any such Option or Stock Appreciation Right to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions as the Board shall determine for a period up to and including, but not beyond, the original expiration date of the term of such Options or Stock Appreciation Rights.

ARTICLE VI

PERFORMANCE STOCK, PERFORMANCE STOCK UNITS

AND PERFORMANCE UNITS

6.1 Grant. Performance Stock, Performance Stock Units and Performance Units may be granted to Participants at such time or times as shall be determined by the Committee. Performance Stock, Performance Stock Units and Performance Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock or number of Performance Units, as the case may be, to which the Performance Stock, Performance Stock Units and the Performance Units pertain, the Restriction Period, and such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Performance Stock Units or Performance Units is made, and the Company shall not be required to set aside a fund for the payment of any such Award.

6.2 Vesting.

(a) In General. Performance Stock, Performance Stock Units and Performance Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the attainment of specified performance objectives or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. The Committee shall establish the performance objectives upon which the Restriction Period shall lapse, which, in the case of any such Award intended to qualify as “performance-based” compensation under Section 162(m) of the Code and the regulations thereunder, shall be established no later than the 90th day after the applicable Performance Period begins (or such other date as may be required or permitted under section 162(m) of the Code).

(b) Performance Objectives. The performance objectives for any grant of Performance Stock, Performance Stock Units or Performance Units will be based upon the relative or comparative achievement of one or more of the following criteria, or such other criteria, as may be determined by the Committee: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel.

(c) Special Rules Relating to Performance Objectives. Performance objectives may be established on a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing performance objectives for the applicable Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally acceptable accounting principals including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act.

(d) Certification of Attainment of Performance Objectives. The Restriction Period with respect to any Performance Stock, Performance Stock Units or Performance Units shall lapse upon the written certification by the Committee that the performance objective or objectives for the applicable Performance Period have been attained. The Committee may provide at the time of grant that if the performance objective or objectives are attained in part, the Restriction Period with respect to a specified portion (which may be zero) of the any Performance Stock, Performance Stock Units or Performance Units will lapse. Notwithstanding anything in this Section 6.2 to the contrary, the Committee shall have the right, in its absolute discretion, to reduce or eliminate the amount otherwise payable to any Participant hereunder.

(e) Newly Eligible Participants. Notwithstanding anything in this Article VI to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive an Award of Performance Stock, Performance Stock Units or Performance Units after the commencement of a Performance Period.

6.3 Additional Provisions Relating to Performance Stock.

(a) Restrictions on Transferability. Except as provided in Section 12.1 or in an Award Agreement, no Performance Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period.

Thereafter, Performance Stock may only be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement, and any other agreement to which the Performance Stock is subject. The Committee shall require that any stock certificates evidencing any Performance Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Performance Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.3, shall be void and of no effect.

(b) Legend. Each certificate evidencing shares of Common Stock subject to an Award of Performance Stock shall be registered in the name of the Participant holding such Performance Stock and shall bear the following (or similar) legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE BWAY HOLDING COMPANY 2007 OMNIBUS INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c) Rights as a Stockholder. The Committee shall determine whether and to what extent dividends and distributions will be credited to the account of, or to paid currently to, a Participant receiving an Award of Performance Stock. Unless otherwise determined by the Committee at or after the grant date (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Performance Stock on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date. Any additional Performance Stock shall be subject to the same terms and conditions as are applicable in respect of the Performance Stock with respect to which such dividends or distributions were payable, and, (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Performance Stock with respect to which they were paid. A Participant holding outstanding Performance Stock shall be entitled to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

6.4 Additional Provisions Relating to Performance Stock Units.

(a) Restrictions on Transferability. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Performance Stock Units, no Performance Stock Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Upon issuance of such certificate or certificates and if such shares of Common Stock remain subject to the Restriction Period, such shares shall be subject to the provisions of Section 6.3 until the lapse of the Restriction Period. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.4, shall be void and of no effect.

(b) Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or to paid currently to, a Participant receiving an Award of Performance Stock Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Performance Stock Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date. Any additional Performance Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Performance Stock Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares of Common Stock and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Performance Stock Units with respect to which they were paid. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Performance Stock Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Performance Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

(c) Settlement of Performance Stock Units. Unless the Committee determines otherwise at the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Performance Stock Units then held by a Participant, but in no event later than two and a half months following the year in which the Restriction Period lapses, the Company shall issue to the Participant the shares of

Common Stock underlying such Performance Stock Units (plus additional shares of Common Stock for each Performance Stock Unit credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock.

6.5 Additional Provisions Relating to Performance Units.

(a) Restrictions on Transferability. No Performance Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Units or any interest therein or any rights relating thereto shall be void and of no effect.

(b) Settlement of Performance Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Performance Units then held by a Participant, but in no event later than two and a half months following the year in which the Restriction Period lapses, the Company shall deliver to the Participant a cash payment equal to the value of such Award or, if the Committee has so determined, a number of shares of Common Stock, which shares shall have a Fair Market Value equal to the value of such Award.

6.6 Termination of Employment. Unless otherwise determined by the Committee:

(a) Death or Disability. If a Participant’s employment terminates by reason of such Participant’s death or Disability, the Participant or, as the case may be, the Participant’s estate, shall retain a portion of his or her Performance Stock, Performance Stock Units and Performance Units equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Restriction Period through the date of termination, and the denominator of which is the number of days in such Restriction Period (each a “Retained Award”), and the remainder of each Award shall be forfeited and canceled as of the date of such termination. The Restriction Period on a Retained Award shall lapse upon completion of the applicable Performance Period to the extent that applicable performance objectives are attained.

(b) Retirement or Without Cause. If a Participant’s employment terminates due to his or her Retirement or by the Company without Cause, any Performance Stock, Performance Stock Units and Performance Units for which the Restriction Period has not then lapsed shall be forfeited and canceled as of the date of such termination of employment. Notwithstanding the foregoing provisions of this Section 6.6(b), in the Committee’s discretion, if the Participant agrees to be bound by certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, the Participant shall be entitled to a Retained Award, and the remainder of each Award shall be forfeited and canceled as of the date of such Retirement. Subject to the Participant’s compliance with such covenants, the Restriction Period on the Retained Awards shall lapse upon completion of the applicable Performance Period for such Retained Award to the extent that applicable performance objectives are attained. If (I) the Participant violates any restrictive covenants during the remaining Performance Period, or (II) if, following the date of the Participant’s Retirement, circumstances exist such that the Participant’s employment could have been terminated for cause, in each case, as determined by the Committee in its sole discretion, all Retained Awards for which the Restriction Period has not then lapsed shall be immediately forfeited and canceled as of the date of such violation or termination.

(c) Any Other Reason. If a Participant’s employment is terminated for any reason other than one described in Sections 6.6(a) and (b), any Performance Stock, Performance Stock Units and Performance Units granted to such Participant shall be immediately forfeited and canceled as of the date of such termination of employment.

6.7 Committee Discretion. Notwithstanding anything to the contrary contained in this Article VI, the Committee may, after the date of grant, accelerate or waive any conditions to the lapse of the Restriction Period with respect to any Performance Stock, Performance Stock Units and Performance Units granted under the Plan.

ARTICLE VII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grant. Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Restricted Stock and the Restricted Stock Units pertain (and, if applicable, whether such Award may be payable in cash), the Restriction Period, and such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Award.

7.2 Vesting. Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the performance of a minimum period of service, or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided that, except as otherwise provided in this Plan or in connection with newly hired individual or a Replacement Award, the Restriction Period on any Restricted Stock or Restricted Stock Units shall not lapse prior to a Participant’s completion of one year of service to the Company or any Subsidiary.

7.3 Additional Provisions Relating to Restricted Stock.

(a) Restrictions on Transferability. Except as provided in Section 12.1 or in an Award Agreement, no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Restricted Stock may only be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement, and any other agreement to which the Restricted Stock is subject. The Committee shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the share covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.3, shall be void and of no effect.

(b) Legend. Each certificate evidencing shares of Common Stock subject to an Award of Restricted Stock shall be registered in the name of the Participant holding such Restricted Stock and shall bear the legend (or similar legend) as specified in Section 6.3(b).

(c) Rights as a Stockholder. Unless otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock shall be entitled to (i) receive all dividends and distributions paid in respect of shares of Common Stock underlying such Award; provided that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

7.4 Additional Provisions Relating to Restricted Stock Units.

(a) Restrictions on Transferability. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Restricted Stock Units, no Restricted Stock Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Upon issuance of such certificate or certificates and if such shares of Common Stock remain subject to the

Restriction Period, such shares shall be subject to the provisions of Section 7.3 until the lapse of the Restriction Period. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.4, shall be void and of no effect.

(b) Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or to paid currently to, a Participant receiving an Award of Restricted Stock Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Restricted Stock Units on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional Restricted Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Restricted Stock Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock with respect to which they were paid. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Restricted Stock Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

(c) Settlement of Restricted Stock Units. Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Restricted Stock Units, but in no event later than two and a half months following the year in which the Restriction Period lapses, the Company shall issue the shares of Common Stock underlying such Restricted Stock Unit (plus additional shares of Common Stock for each Restricted Stock Units credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock.

7.5 Termination of Employment. Unless otherwise determined by the Committee:

(a) Death or disability. If a Participant’s employment is terminated due to his or her death or Disability during the Restriction Period, the portion of the shares of Common Stock underlying any Awards of Restricted Stock and Restricted Stock Units

then held by such Participant that vests on the next vesting date after the date of such Participant’s termination shall no longer be subject to the Restriction Period as of the date the Participant’s employment terminates, and all of the Participant’s remaining Restricted Shares and Restricted Stock Units shall be forfeited and canceled as of the date of such termination.

(b) Retirement or Without Cause. If a Participant’s employment terminates due to the Participant’s Retirement or by the Company without Cause, any Restricted Stock and Restricted Stock Units then held by such Participant shall be forfeited and canceled as of the date of such termination.

(c) Any Other Reason. If a Participant’s employment is terminated for any other reason during the Restriction Period, any Restricted Stock and Restricted Stock Units then held by such Participant shall be forfeited and canceled as of the date of such termination.

7.6 Committee Discretion. Notwithstanding anything to the contrary contained in this Article VII, the Committee may, after the date of grant, accelerate or waive any conditions to the lapse of the Restriction Period with respect to any Restricted Stock and Restricted Stock Units granted under the Plan.

ARTICLE VIII

DEFERRED STOCK

8.1 In General. Freestanding Deferred Stock may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. In addition, on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or annual incentive bonus (“Deferred Annual Amount”) payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Stock equal to the greatest whole number which may be obtained by dividing (i) the amount of the Deferred Annual Amount, by (ii) the Fair Market Value of one share of Common Stock on the date of payment of such compensation and/or annual bonus. Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Deferred Stock pertains, and such terms and conditions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Upon the grant of Deferred Stock pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of shares of Deferred Stock awarded to the Participant. No shares of Common Stock will be issued to the Participant at the time an award of Deferred Stock is granted.

8.2 Rights as a Stockholder. The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or paid currently to, a Participant receiving an Award of Deferred Stock. Unless otherwise provided by the Committee at or after the grant date, any cash dividends or distributions credited to the Participant’s account shall be deemed to have been invested in additional Deferred Stock on the record date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (i) the value of such dividend or distribution on the record date by (ii) the Fair Market Value of one share of Common Stock on such date, and such additional Deferred Stock. Unless otherwise provided by the Committee at or after the grant date, Dividend Equivalents shall be subject to the same terms and conditions as are applicable in respect of the Deferred Stock with respect to which such dividends or distributions were payable. A Participant shall not have any rights as a stockholder in respect of Deferred Stock awarded pursuant to the Plan (including, without limitation, the right to vote on any matter submitted to the Company’s stockholders) until such time as the shares of Common Stock attributable to such Deferred Stock have been issued to such Participant or his beneficiary.

8.3 Restrictions on Transferability. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Deferred Stock, no Deferred Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Deferred Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 8.3, shall be void and of no effect.

8.4 Settlement. Subject to Article IX and Article XII, and the last sentence of Section 8.1, unless the Committee determines otherwise at or after the grant date, the Company shall issue the shares of Common Stock underlying any of a Participant’s elective Deferred Stock (and related Dividend Equivalents) credited to such Participant’s account under the Plan as soon as administratively practicable, but not later than 90 days, following the date of such Participant’s termination of employment (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee). The Committee may provide in the Award Agreement applicable to any Award of Deferred Stock that, in lieu of issuing shares of Common Stock in settlement of any Deferred Stock, the Committee may direct the Company to pay to the Participant the Fair Market Value of the shares of Common Stock corresponding to such Deferred Stock in cash. For each share of Common Stock received in settlement of Deferred Stock, the Company shall deliver to the Participant a certificate representing such share of Common Stock, bearing appropriate legends, if applicable.

ARTICLE IX

CHANGE IN CONTROL

9.1 Accelerated Vesting and Payment.

(a) In General. Unless the Committee otherwise determines in the manner set forth in Section 9.2, upon the occurrence of a Change in Control, (i) all Options and Stock Appreciation Rights shall become exercisable, (ii) the Restriction Period on all Restricted Stock and Restricted Stock Units shall lapse immediately prior to such Change of Control, (iii) shares of Common Stock underlying Awards of Restricted Stock Units and Deferred Stock shall be issued to each Participant then holding such Award immediately prior to such Change in Control or, at the discretion of the Committee (as constituted immediately prior to the Change in Control), (iv) each such Option, SAR, Restricted Stock Unit and/or Deferred Stock award shall be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of other such Awards, the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award.

(b) Performance Stock, Performance Stock Units and Performance Units. Unless the Committee otherwise determines at the time of grant of Performance Stock, Performance Stock Units or Performance Units, in the event of a Change in Control, (A) any Performance Period in progress at the time of the Change in Control for which Performance Stock, Performance Stock Units or Performance Units are outstanding shall end effective upon the occurrence of such Change in Control and (B) all Participants granted such Awards shall be deemed to have earned a pro rata award equal to the product of (I) such Participant’s target award opportunity with respect to such Award for the Performance Period in question and (II) the percentage of performance objectives achieved as of the date on which the Change in Control occurs or, at the discretion of the Committee (as constituted immediately prior to the Change in Control) (C) each such Performance Stock Unit shall be canceled in exchange for an amount equal to the product of (I) the Change in Control Price, multiplied by (II) the aggregate number of shares of Common Stock covered by such pro-rated Award. Any Performance Stock, Performance Stock Unit and Performance Units for which the applicable pro rated performance objectives have not been achieved shall be forfeited and canceled as of the date of such Change in Control.

(c) Timing of Payments. Payment of any amounts calculated in accordance with Sections 9.1(a) and (b) shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

9.2 Alternative Awards. Notwithstanding Section 9.1, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award (other than an award of Performance Stock, Performance Stock Units or Performance Units), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the New Employer, provided that any Alternative Award must:

(i) be based on shares of Common Stock that are traded on an established U.S. securities market;

(ii) provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

(iii) have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(iv) have terms and conditions which provide that in the event that the Participant suffers an involuntary termination within two years following the Change in Control any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be.

ARTICLE X

STOCKHOLDER RIGHTS

Notwithstanding anything to the contrary in the Plan, no Participant or Permitted Transferee shall have any voting or other rights as a stockholder of the Company with respect to any Common Stock covered by any Award until the issuance of a certificate or certificates to the Participant for such Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates. Dividend Equivalents may be granted to

Participants at such time or times as shall be determined by the Committee. Dividend Equivalents may be granted in tandem with other Awards, in addition to other Awards, or freestanding and unrelated to other Awards. Dividend Equivalents shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Award, if any, to which such Dividend Equivalent relates, or pursuant to a separate Award Agreement with respect to freestanding Dividend Equivalents, in each case, containing such provisions not inconsistent with the Plan as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

ARTICLE XI

EFFECTIVE DATE, AMENDMENT, MODIFICATION,

AND TERMINATION OF PLAN

The Plan shall be effective upon its adoption by the Board, and shall continue in effect, unless sooner terminated pursuant to this Article XI, until the tenth anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of Directors is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as otherwise expressly provided in Section 4.4, materially increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4.3, (iii) modify the restrictions provided in Section 4.5, or (iv) materially modify the requirements for participation in the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

In addition, to the extent Awards made under the Plan following the first meeting of shareholders at which directors are to be elected that occurs after the third calendar year following the calendar year in which the initial public offering of the Company occurs are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the material terms of the performance objectives shall be subject to the approval by a majority of the votes cast at such meeting of shareholders in accordance with Section 162(m) and the regulations promulgated thereunder.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1 Nontransferability of Awards. No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided that the Committee may permit (on such terms and conditions as it shall establish) in its sole discretion a Participant to transfer an Award for no consideration to the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests (individually, a “Permitted Transferee”). Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

12.2 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.

12.3 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

12.4 Tax Withholding. The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

12.5 Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

12.6 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

12.7 No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

12.8 Deferrals. The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an ISO.

12.9 409A Compliance. Notwithstanding anything else in this Plan to the contrary, if any of the Company or any member of its affiliated group of corporations is a public company, and a Participant is a “specified employee” of the Company and such affiliated corporations, within the meaning of Section 409A of the Code, solely to the extent that any payment due and payable to such Participant under this Plan at an earlier date must be delayed until six months following the date the Participant’s employment terminates or the period of time over which any benefit that may be payable under this Plan needs to be limited to avoid the imposition on the Participant of an additional tax under such Section 409A of the Code, such payment shall be made six months following the date the Participant’s employment terminates and the period of time such benefit continues to be provided will be so limited. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the participant or any of his beneficiaries or transferees.

12.10 Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

12.11 Severability; Blue Pencil. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

12.12 No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program.

12.13 No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

12.14 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

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